       As filed with the Securities and Exchange Commission on
                                                      Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
      SPRINT CAPITAL CORPORATION                SPRINT CORPORATION
  As Issuer and Registrant of Debt       As Issuer and Registrant of Debt
             Securities                      Securities and Guarantees

          (Exact names of registrants as specified in their charters)

                     DELAWARE                            KANSAS

      (State of Incorporation)                  (State of Incorporation)
             48-1132866                                48-0457967
(I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)

                                ---------------
          P.O. BOX 11315, KANSAS CITY, MISSOURI 64112, (913) 624-3000
  (Address, including zip code, and telephone number, including area code, of both registrants' principal executive offices)
                                 Don A. Jensen
                         Vice President and Secretary
                              Sprint Corporation
                  P.O. Box 11315, Kansas City, Missouri 64112
                           Telephone (913) 624-3326
(Name, address, including zip code, and telephone number, including area code, of agent for service for registrants)

                                ---------------
 Approximate date of commencement of proposed sale to the public: From time to time afterthe effective date of the registration statement, as determined by market conditions and other factors.

                                ---------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                Proposed
 Title of each class of        Amount           maximum      Proposed maximum    Amount of
    securities to be            to be        offering price aggregate offering  registration
       registered            registered        per unit(1)       price(1)           fee
--------------------------------------------------------------------------------------------
 Debt Securities--to be
  issued by Sprint
  Corporation and/or
  Sprint Capital
  Corporation...........   $4,000,000,000(2)      100%        $4,000,000,000     $1,112,000
--------------------------------------------------------------------------------------------
 Guarantees--of the Debt
  Securities of Sprint
  Capital Corporation by
  Sprint Corporation....            (3)             (3)              (3)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) and not a representation as to the actual offering or re-offering price.
(2) Or, in the case of Debt Securities issued at an original issue discount, such greater principal amount as shall result in an aggregate public offering price of the amount set forth above or, in the case of Debt Securities denominated in a currency other than U.S. dollars or in a currency unit, such U.S. dollar amount as shall result from converting the aggregate public offering price of such Debt Securities into U.S. dollars at the spot exchange rate in effect on the date such Debt Securities are initially offered to the public.
(3) No separate consideration will be received for the Guarantees.

  The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

PROSPECTUS

                                                                       [LOGO]

                               SPRINT CORPORATION

                                Debt Securities

                           SPRINT CAPITAL CORPORATION

                                Debt Securities
                         Unconditionally Guaranteed by

                              SPRINT CORPORATION

                               ----------------

  Sprint Corporation and its subsidiary, Sprint Capital Corporation, may offer from time to time, in the aggregate, $4,000,000,000 principal amount of unsecured senior Debt Securities. The Debt Securities may be in other currencies or currency units in an equivalent amount. In the event Debt Securities are issued at an original issue discount, the net proceeds from the offering will aggregate $4,000,000,000. Sprint and/or Sprint Capital will offer the Debt Securities as separate series, in amounts, at prices and on terms determined at the time of sale.

  Sprint will unconditionally guarantee (the "Guarantees") the payment of principal of and any premium and interest on all Debt Securities issued by Sprint Capital.

  A supplement to this Prospectus will set forth the specific terms of any series of Debt Securities that is offered and the terms of offering of the series of Debt Securities. The Prospectus Supplement will contain information, where applicable, about material United States federal income tax considerations relating to the Debt Securities covered by the Prospectus Supplement. The Prospectus Supplement will also contain information about any listings of the Debt Securities on a securities exchange. See "Plan of Distribution" for the different methods that may be used to offer the Debt Securities and for possible indemnification arrangements for underwriters, dealers and agents.

  The Debt Securities will be represented by one or more Global Securities registered in the name of the nominee of The Depository Trust Company. Unless otherwise stated in the Prospectus Supplement, Debt Securities in definitive form will not be issued. See "Description of Debt Securities--Book-Entry System."

                               ----------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                               ----------------


                     The date of this Prospectus is

                      WHERE YOU CAN FIND MORE INFORMATION

  This Prospectus is part of a Registration Statement that we have filed with the SEC. To see more detail, you should read the exhibits filed with our Registration Statement. Sprint also files annual, quarterly and special reports, proxy statements and other information with the SEC.

  You can inspect and copy the Registration Statement on Form S-3 of which this Prospectus is a part, as well as reports, proxy statements and other information filed by Sprint, at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of this material from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can call the SEC at 1-800-732-0330 for information regarding the operation of its Public Reference Room. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants, like Sprint, that file electronically.

  You can also inspect reports, proxy statements and other information concerning Sprint at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which exchange the FON Common Stock and the PCS Common Stock of Sprint are listed.

  This Prospectus provides you with a general description of the Debt Securities that we may offer and any related Guarantees. Each time we sell Debt Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read both this Prospectus and any Prospectus Supplement, together with the additional information that is incorporated by reference, as described below.

  The SEC allows this Prospectus to "incorporate by reference" certain other information that Sprint files with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that Sprint files later with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings made by Sprint with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities that we have registered.

  . Sprint's Annual Report on Form 10-K for the year ended December 31, 1998;

  . Sprint's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

  . Sprint's Current Reports on Form 8-K dated February 2, 1999, April 20, 1999, May 3, 1999, June 13, 1999, as amended, and July 21, 1999.

  If you request this information in writing or by telephone, we will provide to you, at no cost, a copy of any or all of the information incorporated by reference in the Registration Statement of which this Prospectus is a part. Requests should be addressed to: Sprint Corporation, 2330 Shawnee Mission Parkway, Westwood, Kansas 66205, Attention: Investor Relations (telephone number: (800) 259-3755).

                           SPRINT CAPITAL CORPORATION

  Sprint Capital is a wholly-owned subsidiary of Sprint and was incorporated in Delaware on May 20, 1993. The principal offices of Sprint and Sprint Capital are located at 2330 Shawnee Mission Parkway, Westwood, Kansas 66205, and their telephone number is (913) 624-3000.

  Sprint Capital's purpose is to engage in financing activities that provide funds for use by Sprint and Sprint's subsidiaries, other than the local exchange companies in its local telecommunications division. Sprint Capital raises funds through the offering and sale of debt securities, and the net proceeds thereof are loaned to or invested in Sprint and its subsidiaries, other than the local exchange companies in its local telecommunications division. Sprint Capital does not and will not engage in any other business operations.

                               SPRINT CORPORATION

  Sprint is a diversified telecommunications company, providing long distance, local and wireless communications services. Sprint's businesses are divided into the PCS Group and the FON Group.

                                 The PCS Group

  The PCS Group markets its wireless telephony products and services under the Sprint(R) and Sprint PCS(R) brand names. The PCS Group operates the only 100% digital PCS wireless network in the United States with licenses to provide service nationwide utilizing a single frequency band and a single technology. The PCS Group owns licenses to provide service to the entire United States population, including Puerto Rico and the U.S. Virgin Islands. As of June 30, 1999, the PCS Group, together with its affiliates, operated PCS systems in 286 metropolitan markets within the United States, including all of the 50 largest metropolitan areas. The PCS Group provides services to approximately 4 million customers.

                                 The FON Group

  The FON Group consists of all of Sprint's businesses and assets not included in the PCS Group.

  Sprint's long distance division is the nation's third-largest provider of long distance telephone services. In this division, Sprint operates a nationwide, all-digital long distance telecommunications network that uses state-of-the-art fiber-optic and electronic technology. This division provides domestic and international voice, video and data communications services, as well as integration management and support services for computer networks.

  Sprint's local telecommunications division consists primarily of regulated local exchange carriers serving approximately 7.9 million access lines in 18 states. This division provides local services and access for telephone customers and other carriers to Sprint's local exchange facilities and sells telecommunications equipment and long distance services within specified geographical areas.

  Sprint's product distribution and directory publishing businesses consist of wholesale distribution of telecommunications equipment and publishing and marketing white and yellow page telephone directories.

  Sprint is developing and deploying new integrated communications services, referred to as Sprint ION SM, Integrated On-Demand Network. Sprint ION extends Sprint's existing advanced network capabilities to the customer and enables Sprint to provide the network infrastructure to meet customers' demands for data, Internet and video. It is also expected to be the foundation for Sprint to provide new competitive local service.

  Other activities of the FON Group include:

  . Sprint's interest in the Global One international strategic alliance, a joint venture with France Telecom S.A. and Deutsche Telekom AG (France Telecom and Deutsche Telekom are European telephone companies with a combined 20% equity investment in Sprint); and

  . Sprint's investment in EarthLink Network, Inc., an Internet service provider, Call-Net, a long distance provider in Canada, and certain other telecommunications investments and ventures.

                                USE OF PROCEEDS

  Unless otherwise indicated in a Prospectus Supplement, Sprint and Sprint Capital intend to use the net proceeds from the sale of the Debt Securities to repay short-term debt of Sprint and Sprint Capital and long-term obligations of Sprint and its subsidiaries. Sprint and Sprint Capital may also use a portion of the net proceeds to provide funds to Sprint and its subsidiaries for general purposes, including working capital requirements, acquisitions and new capital investments.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  For the 1999 first quarter, Sprint's earnings, as adjusted as described below, were inadequate to cover fixed charges by $276 million. Sprint's ratio of earnings to fixed charges was 1.66 for the year 1998, 6.44 for the year 1997, 5.93 for the year 1996, 4.33 for the year 1995, and 4.29 for the year 1994. The ratios were computed by dividing fixed charges into the sum of earnings, after certain adjustments, and fixed charges. Earnings include income from continuing operations before taxes, plus equity in net losses of entities that are less than 50% owned by Sprint, less capitalized interest. Fixed charges include (a) interest on all debt of continuing operations, including amortization of debt issuance costs, (b) the interest component of operating rents, and (c) the pre-tax cost of subsidiary preferred stock dividends.

                         DESCRIPTION OF DEBT SECURITIES

  The Debt Securities issued by Sprint will be issued under an Indenture, dated as of October 1, 1998, between Sprint and Bank One, N.A., as Trustee, as supplemented by a First Supplemental Indenture dated as of January 15, 1999 (as supplemented, the "Sprint Indenture"). The Debt Securities issued by Sprint Capital will be issued under an Indenture, dated as of October 1, 1998, among Sprint Capital, Sprint and Bank One, N.A., as Trustee, as supplemented by a First Supplemental Indenture dated as of January 15, 1999 (as supplemented, the "Sprint Capital Indenture," and together with the Sprint Indenture, the "Indentures"). The Sprint Capital Indenture has similar provisions to the Sprint Indenture, including an identical lien covenant relating to Sprint. The First Supplemental Indentures amended the merger provisions in the Indentures. See "Consolidation, Merger and Conveyances." Copies of each of the Indentures are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

  A summary of certain provisions of the Indentures follows. All section references below are to sections of the applicable Indenture. You should read the Indentures, including the definition of terms in the Indentures, for a more complete understanding of the provisions and the terms described below.

General

  The Indentures do not limit the amount of indebtedness that may be issued under the Indentures. The Indentures provide that Debt Securities may be issued from time to time in one or more series. The Debt Securities will be unsecured obligations of Sprint or Sprint Capital.

  The Prospectus Supplement will designate the applicable Indenture and set forth or summarize the title, amount, maturity, interest rate, terms for redemption, terms for sinking fund payments, and other specific terms of the series of Debt Securities, including (a) the currency of payment of principal of and any premium and interest on the Debt Securities, which may be United States dollars or any other currency or currency unit, and (b) any index used to determine the amount of payments of principal of and any premium and interest on the Debt Securities.

  Unless otherwise provided in the Prospectus Supplement, the Debt Securities will be represented by one or more Global Securities. Consequently, the payment of principal and any premium and interest on the Debt Securities will be made as described below under "Book-Entry System" and "Same-Day Settlement and Payment," and transfers of the Debt Securities can be made only as described below under "Global Securities" and "Book-Entry System." In the event that Debt Securities in definitive form are issued, the following provisions will apply:

    (a) Principal of and any premium and interest on the Debt Securities will be payable, and the Trustee will register transfers of the Debt Securities, at the Corporate Trust Office of the Trustee, provided that at the option of Sprint or, in the case of Debt Securities issued by Sprint Capital, Sprint Capital, payment of interest may be made by check mailed to the address of the Person entitled to the payment as it appears in the Security Register. (Indentures, Sections 202, 305, and 1002) The Corporate Trust Office of Bank One, N.A., is located at 100 East Broad Street, Columbus, Ohio 43215.

    (b) The Debt Securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof. (Indentures, Sections 301 and 302)

  No service charge will be made for any registration of transfer or exchange of Debt Securities, but Sprint or Sprint Capital may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange, other than exchanges not involving any transfer. (Indentures, Section 305)

  Securities may be issued as original issue discount securities to be offered and sold at a substantial discount below the stated principal amount. The Prospectus Supplement relating to these securities will describe the Federal income tax consequences and other special considerations applicable to the original issue discount securities.

Restrictive Covenant--Sprint

  Under the Indentures, Sprint and its Restricted Subsidiaries may not create, incur or allow to exist any Lien upon any property or assets now owned or acquired at a later time unless:

  . the Lien is a Permitted Lien; or

  . the outstanding Debt Securities or, in the case of Debt Securities issued by Sprint Capital, the outstanding Guarantees are equally and ratably secured by the Lien; or

  . the aggregate principal amount of indebtedness secured by the Lien and any other Lien, other than Permitted Liens, plus the Attributable Debt in respect of any Sale and Leaseback Transaction does not exceed 15% of the Consolidated Net Tangible Assets of Sprint and its subsidiaries. (Sprint Indenture, Section 1008, Sprint Capital Indenture, Section 1012)

  The definitions for capitalized terms used above are as follows:

  "Attributable Debt" of a Sale and Leaseback Transaction means, at any date, the total net amount of rent required to be paid under the lease during the remaining term of the lease, excluding any subsequent renewal or other extension options held by the lessee, discounted from the respective due dates of the amounts to the date of determination at the rate of interest per annum implicit in the terms of the lease, as determined in good faith by Sprint, compounded annually. The net amount of rent required to be paid under any lease during the remaining term will be the amount of rent payable by the lessee with respect to this period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents.

  "Capital Lease Obligations" means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles. The amount of indebtedness will be the capitalized amount of the obligations determined in accordance with generally accepted accounting principles consistently applied.

  "Consolidated Net Tangible Assets" of Sprint and its subsidiaries means the consolidated total assets of Sprint and its subsidiaries as reflected in Sprint's most recent balance sheet preceding the date of determination prepared in accordance with generally accepted accounting principles consistently applied, less

    (a) current liabilities, excluding current maturities of long-term debt and Capital Lease Obligations, and

    (b) goodwill, tradenames, trademarks, patents, minority interests of others, unamortized debt discount and expense and other similar intangible assets, excluding any investments in permits or licenses issued, granted or approved by the Federal Communications Commission.

  "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement or zoning restriction, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to property including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction.

  "Permitted Liens" means:

    (a) Liens existing on October 1, 1998;

    (b) Liens on property existing at the time of acquisition of the property or to secure the payment of all or any part of the purchase price of the property or to secure any indebtedness incurred before, at the time of or within 270 days after the acquisition of the property for the purpose of financing all or any part of the purchase price of the property;

    (c) Liens securing indebtedness owing by a Restricted Subsidiary to Sprint or any wholly-owned subsidiary of Sprint;

    (d) Liens on property of any entity, or on the stock, indebtedness or other obligations of any entity, existing at the time

      (1) the entity becomes a Restricted Subsidiary,

      (2) the entity is merged into or consolidated with Sprint or a Restricted Subsidiary or

      (3) Sprint or a Restricted Subsidiary acquires all or substantially all of the assets of the entity,

  as long as the Liens do not extend to any other property of Sprint or any other Restricted Subsidiary;

    (e) Liens on property to secure any indebtedness incurred to provide funds for all or any part of the cost of development of or improvements to the property;

    (f) Liens on the property of Sprint or any of its Restricted Subsidiaries securing

      (1) nondelinquent performance of bids or contracts, other than for borrowed money, obtaining of advances or credit or the securing of debt,

      (2) contingent obligations on surety and appeal bonds and

      (3) other nondelinquent obligations of a similar nature,

  in each case, incurred in the ordinary course of business;

    (g) Liens securing Capital Lease Obligations, provided that

      (1) the Liens attach to the property within 270 days after the acquisition thereof and

      (2) the Liens attach solely to the property so acquired;

    (h) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds, as long as the deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Sprint or a Restricted Subsidiary, as applicable, in excess of those set forth by regulations promulgated by the Federal Reserve Board and the deposit account is not intended by Sprint or the Restricted Subsidiary to provide collateral to the depository institution;

    (i) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation;

    (j) statutory and tax Liens for sums not yet due or delinquent or which are being contested or appealed in good faith by appropriate proceedings;

    (k) Liens arising solely by operation of law, such as mechanics', materialmen's, warehouseman's and carriers' Liens and Liens of landlords or of mortgages of landlords, on fixtures and movable property located on premises leased in the ordinary course of business;

    (l) Liens on personal property, other than shares of stock or indebtedness of any Restricted Subsidiary, to secure loans maturing not more than one year from the date of the creation of the loan and on accounts receivable associated with a receivables financing program of Sprint or any of its Restricted Subsidiaries;

    (m) any Lien created by or resulting from litigation or other proceeding against, or upon property of, Sprint or a Restricted Subsidiary, or any lien for workmen's compensation awards or similar awards, so long as the finality of the judgment or award is being contested and execution on the judgment or award is stayed or the Lien relates to a final unappealable judgment which is satisfied within 30 days of the judgment or any Lien incurred by Sprint or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding, as long as the judgment or award does not constitute an Event of Default under clause (e) of "Events of Default" below;

    (n) Liens on the real property of Sprint or a Restricted Subsidiary which constitute minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of the real property, as long as all of the liens referred to in this clause (n) in the aggregate do not at any time materially detract from the value of the real property or materially impair its use in the operation of the business of Sprint and its subsidiaries;

    (o) Liens on property of Sprint or a Restricted Subsidiary securing indebtedness or other obligations issued by the United States of America or any state or any department, agency or instrumentality or political subdivision of the United States of America or any state, or by any other country or any political subdivision of any other country, for the purpose of financing all or any part of the purchase price of, or, in the case of real property, the cost of construction on or improvement of, any property or assets subject to the Liens, including Liens incurred in connection with pollution control, industrial revenue or similar financings; and

    (p) any renewal, extension or replacement, in whole or in part, of any Lien permitted pursuant to (a), (b), (d), (e), (g) and (o) above or of any indebtedness secured by any such Lien, as long as the extension, renewal or replacement Lien is limited to all or any part of the same property that secured the Lien extended, renewed or replaced, plus improvements on the property, and the principal amount of indebtedness secured by the Lien and not otherwise authorized by clauses (a), (b), (d), (e), (g) and (o) does not exceed the principal amount of indebtedness plus any premium or fee payable in connection with the renewal, extension or replacement so secured at the time of the renewal, extension or replacement.

  "Receivables Subsidiary" means a special purpose wholly-owned subsidiary created in connection with any transactions that may be entered into by Sprint or any of its subsidiaries pursuant to which Sprint or any of its subsidiaries may sell, convey, grant a security interest in or otherwise transfer undivided percentage interests in its receivables.

  "Restricted Subsidiary" means any subsidiary of Sprint, other than a Receivables Subsidiary or Sprint Capital, if:

    (a) the subsidiary has substantially all of its property in the United States (other than its territories and possessions); and

    (b) at the end of the most recent fiscal quarter of Sprint preceding the date of determination, the aggregate amount, determined in accordance with generally accepted accounting principles consistently applied, of securities of, loans and advances to, and other investments in, the subsidiary held by Sprint and its other subsidiaries, less any securities of, loans and advances to, and other investments in Sprint and Sprint's other subsidiaries held by the subsidiary or any of its subsidiaries, exceeded 15% of Sprint's Consolidated Net Tangible Assets.

  "Sale and Leaseback Transaction" means any direct or indirect arrangement pursuant to which property is sold or transferred by Sprint or a Restricted Subsidiary and is thereafter leased back from the purchaser or transferee by Sprint or the Restricted Subsidiary.

  Unless otherwise indicated in the Prospectus Supplement, the covenants contained in the Indentures and in the Debt Securities and Guarantees would not necessarily afford holders protection in the event of a highly leveraged or other transaction involving Sprint that may adversely affect holders.

Restrictive Covenants--Sprint Capital

  Sprint Capital may not create, issue, assume or guarantee any unsecured Funded Debt ranking prior to the Debt Securities issued by Sprint Capital. (Sprint Capital Indenture, Section 1009)

  Unless otherwise indicated in the Prospectus Supplement, Sprint Capital may not create, assume or suffer to exist any Lien (as defined above) upon any of its property or assets, now owned or acquired at a later time, without making effective provision whereby the outstanding Debt Securities issued by Sprint Capital will be secured by the Lien equally and ratably with any and all other obligations and indebtedness secured by the Lien, with certain specified exceptions. (Sprint Capital Indenture, Section 1008)

Events of Default

  Each of the following is an Event of Default under the Indentures with respect to Debt Securities of any series:

    (a) failure to pay principal of or any premium on any Debt Security of that series at maturity;

    (b) failure to pay any interest on any Debt Security of that series when due, continued for 30 days;

    (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series;

    (d) failure to perform any other covenant or warranty in the applicable Indenture, other than a covenant included solely for the benefit of series of Debt Securities other than that series, continued for 60 days after written notice as provided in that Indenture;

    (e) default resulting in acceleration of more than $50,000,000 in aggregate principal amount of any indebtedness for money borrowed by Sprint or Sprint Capital or any other subsidiary of Sprint under the terms of the instrument under which that indebtedness is issued or secured, if that indebtedness is not discharged or acceleration is not rescinded or annulled within 10 days after written notice as provided in the Indentures;

    (f) certain events of bankruptcy, insolvency or reorganization; and

    (g) any other Event of Default provided with respect to Debt Securities of that series. (Indentures, Section 501)

  If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if any of the Debt Securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately by written notice as provided in the applicable Indenture.

  At any time after a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of the money due based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of that series may, in accordance with the applicable Indenture, rescind and annul the acceleration. (Indentures, Section 502)

  Each Indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during default to act with the required standard of care, to exercise any of its rights or powers under the

Indenture at the request or direction of any of the holders, unless the holders offer reasonable indemnity to the Trustee. (Indentures, Sections 601 and 603) Subject to such provisions for indemnification of the Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right, in accordance with applicable law, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Indentures, Section 512)

  Sprint and Sprint Capital will be required to furnish to the Trustee annually a statement as to the performance by it of certain of its obligations under the applicable Indenture and as to any default in its performance. (Indentures, Section 1004)

Modification and Waiver

  Sprint and the Trustee may modify and amend the Sprint Indenture, in most cases with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by the modification or amendment. Sprint, Sprint Capital and the Trustee may modify and amend the Sprint Capital Indenture, in most cases with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by the modification or amendment.

  Each Indenture provides that, without the consent of the holder of each outstanding Debt Security affected, no modification or amendment may

    (a) change the date specified in the Debt Security for the payment of the principal of, or any installment of principal of or interest on, the Debt Security,

    (b) reduce the principal amount of, or any premium or interest on, any Debt Security,

    (c) reduce the amount of principal of an original issue discount security or any other Debt Security payable upon acceleration of the maturity of that Debt Security,

    (d) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security,

    (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or

    (f) reduce the percentage in principal amount of outstanding Debt Securities of any series, the consent of whose holders is required for any supplemental indenture amending or modifying the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Indentures, Section 902)

  In addition, the Sprint Capital Indenture provides that, without the consent of the holder of each outstanding Debt Security affected, no modification or amendment may modify or affect in any manner adverse to the holders the terms and conditions and obligations of the Guarantor in respect of the Guarantees of any Debt Securities.

  The holders of a majority in principal amount of the outstanding Debt Securities of any series issued under the Sprint Indenture and the Sprint Capital Indenture may on behalf of the holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by Sprint (or Sprint and Sprint Capital, in the case of the Sprint Capital Indenture) with certain restrictive provisions of the Indentures. (Sprint Indenture, Section 1009, Sprint Capital Indenture, Sections 1010 and 1013) The holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive any past default under the applicable Indenture with respect to that series, except a default in the payment of the principal of or any premium or interest on any Debt Security of that series or in respect of a covenant or provision which under the Indentures cannot be modified or amended without the consent of the holder of each outstanding Debt Security of that series affected. (Indentures, Section 513)

Consolidation, Merger and Conveyances

  Neither Sprint nor, in the case of the Sprint Capital Indenture, Sprint Capital may consolidate with or merge into any other person or convey, transfer or lease all or substantially all its properties and assets in any one transaction or series of transactions, and neither Sprint nor, in the case of the Sprint Capital Indenture, Sprint Capital may permit any person to consolidate with or merge into Sprint or Sprint Capital or convey, transfer or lease all or substantially all its properties and assets in any one transaction or series of transactions to Sprint or Sprint Capital, unless:

    (a) the corporation, partnership or trust formed by such consolidation or into which Sprint or Sprint Capital is merged or which acquires or leases all or substantially all the assets of Sprint or Sprint Capital in any one transaction or a series of transactions is organized under the laws of any United States jurisdiction and assumes the obligations of Sprint or Sprint Capital, as applicable, under the Notes and the Guarantees and under the applicable Indenture,

    (b) after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing, and

    (c) certain other conditions specified in the Indentures are met.

  Thereafter, all such obligations of Sprint or Sprint Capital, as the case may be, terminate. (Indentures, Sections 801 and 802)

Defeasance

  Unless otherwise indicated in the Prospectus Supplement, the following defeasance provisions will apply to the Debt Securities.

  The Indentures provide that Sprint, or Sprint and Sprint Capital, in the case of Debt Securities issued under the Sprint Capital Indenture, may elect either
(a) to defease and be discharged from any and all obligations with respect to Debt Securities and the Guarantees of those Debt Securities (with certain limited exceptions described below) ("defeasance") or (b) to be released from its obligations with respect to Debt Securities under Sections 501(5) and 1008 of the Sprint Indenture and Sections 501(5), 1008, 1009 and 1012 of the Sprint Capital Indenture (being the cross-default provision described in clause (e) under "Events of Default" and the restriction described under "Restrictive Covenant--Sprint" and, in the case of the Sprint Capital Indenture, the restrictions described under "Restrictive Covenants--Sprint Capital") and certain other obligations, including obligations under covenants provided for the specific benefit of Debt Securities of that series ("covenant defeasance").

  In order to accomplish defeasance or covenant defeasance, Sprint or Sprint Capital must deposit with the Trustee, or other qualifying trustee, in trust, money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on the Debt Securities on the scheduled due dates for the payments. Such a trust may be established only if, among other things, Sprint or Sprint Capital has delivered to the Trustee an opinion of counsel to the effect that the holders of the Debt Securities will not recognize gain or loss for Federal income tax purposes as a result of defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. The opinion, in the case of defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after October 1, 1998. The obligations which are not discharged in a defeasance under clause (a) above are those relating to the rights of holders of outstanding Debt Securities to receive, solely from the trust fund described above, payments in respect of the principal of and any premium and interest on Debt Securities when due as set forth in Section 1304 of the Indentures, and obligations to register the transfer or exchange of the Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities, to hold moneys for payment in trust and to compensate, reimburse and indemnify the Trustee. (Indentures, Article Thirteen)

  The Prospectus Supplement may further describe additional provisions, if any, permitting defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

Regarding the Trustee

  Sprint has a normal business banking relationship with the Trustee, including the maintenance of an account and the borrowing of funds. The Trustee may own Debt Securities.

Governing Law

  New York law (without regard to principles of conflicts of law) will govern the Indentures, the Debt Securities and the Guarantees.

Global Securities

  Unless otherwise provided in the Prospectus Supplement, each series of the Debt Securities will be issued in the form of one or more Global Securities that will be deposited with, or on behalf of, The Depository Trust Company, as Depositary. Interests in the Global Securities will be issued only in denominations of $1,000 or integral multiples thereof. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole to a nominee of the Depositary for such Global Security, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

Book-Entry System

  Initially, the Debt Securities will be registered in the name of Cede & Co., the nominee of the Depositary. Accordingly, beneficial interests in the Debt Securities will be shown on, and transfers of the Debt Securities will be effected only through, records maintained by the Depositary and its participants.

  The Depositary has advised Sprint, Sprint Capital and any underwriters, dealers or agents as follows: the Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depositary holds securities that its participants ("Direct Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in the Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, including any underwriters, dealers or agents, banks, trust companies, clearing corporations, and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depositary's book-entry system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Direct and Indirect Participants are on file with the SEC.

  The Depositary advises that its established procedures provide that (a) upon issuance of the Debt Securities, the Depositary will credit the accounts of Direct and Indirect Participants designated by the underwriters with the principal amounts of the Debt Securities purchased by the underwriters and (b) ownership of interest in the Global Securities will be shown on, and the transfer of the ownership will be effected only through, records maintained by the Depositary, the Direct Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interest in the Global Securities is limited to that extent.

  So long as a nominee of the Depositary is the registered owner of the Global Securities, the nominee for all purposes will be considered the sole owner or holder of the Global Securities under the applicable Indenture. Except as provided below, owners of beneficial interests in the Global Securities will not be entitled to have Debt Securities registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the owners or holders of the Debt Securities under the applicable Indenture.

  Neither Sprint, Sprint Capital, the Trustee, any paying agent nor the registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

  Principal and interest payments on the Debt Securities registered in the name of the Depositary's nominee will be made in immediately available funds to the Depositary's nominee as the registered owner of the Global Securities. Under the terms of the Debt Securities, Sprint, Sprint Capital and the Trustee will treat the persons in whose names the Debt Securities are registered as the owners of the Debt Securities for the purpose of receiving payment of principal and interest on the Debt Securities and for all other purposes. Therefore, neither Sprint, Sprint Capital, the Trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the Debt Securities to owners of beneficial interests in the Global Securities. The Depositary has advised Sprint, Sprint Capital and the Trustee that its current practice is, upon receipt of any payment of principal or interest, to credit Direct Participants' accounts on the payment date in accordance with their respective holdings of beneficial interests in the Global Securities as shown on the Depositary's records, unless the Depositary has reason to believe that it will not receive payment on the payment date. Payments by Direct and Indirect Participants to owners of beneficial interest in the Global Securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the Direct and Indirect Participants and not of the Depositary, the Trustee, Sprint or Sprint Capital, subject to any statutory requirements that may be in effect from time to time. Payment of principal and interest to the Depositary is the responsibility of the issuer of the Debt Securities or the Trustee. Disbursement of these payments to the owners of beneficial interests in the Global Securities will be the responsibility of the Depositary and Direct and Indirect Participants.

  Debt Securities represented by a Global Security will be exchangeable for Debt Securities in definitive form of like tenor as the Global Security in denominations of $1,000 and in any greater amount that is an integral multiple

  . if the Depositary notifies Sprint or Sprint Capital that it is unwilling or unable to continue as Depositary for such Global Security,

  . if at any time the Depositary ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by Sprint or Sprint Capital, as applicable, within 90 days, or

  . Sprint or Sprint Capital, as applicable, in its discretion at any time determines not to require all of the Debt Securities to be represented by a Global Security and notifies the Trustee of such decision.

Any Debt Securities that are exchangeable pursuant to the preceding sentence are exchangeable for Debt Securities issuable in authorized denominations and registered in such names as the Depositary shall direct.

Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security or Global Securities of the same aggregate denominations to be registered in the name of the Depositary or its nominee.


Same-Day Settlement and Payment

  Settlement for the Debt Securities will be made by any underwriters, dealers or agents in immediately available funds. So long as the Depositary continues to make its Same-Day Funds Settlement System available to Sprint or Sprint Capital, as applicable, all payments of principal and interest on the Debt Securities will be made by Sprint or Sprint Capital, as applicable, in immediately available funds.

  Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Debt Securities will trade in the Depositary's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Debt Securities will therefore be required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Debt Securities.

Year 2000

  The following information has been provided by the Depositary:

  Management of the Depositary is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." The Depositary has informed its participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries, and settlement of trades within the Depositary ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the Depositary's plan includes a testing phase, which is expected to be completed within appropriate time frames.

  The Depositary's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom the Depositary licenses software and hardware, and third party vendors on whom the Depositary relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The Depositary has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom the Depositary acquires services to: (a) impress upon them the importance of such services being Year 2000 compliant; and (b) determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing of their services. In addition, the Depositary is in the process of developing such contingency plans as it deems appropriate.

  According to the Depositary, the foregoing information with respect to the Depositary has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

                           DESCRIPTION OF GUARANTEES

  Sprint will unconditionally guarantee the due and punctual payment of the principal and any premium and interest on the Debt Securities issued by Sprint Capital when and as the same becomes due and payable, whether at maturity or otherwise. (Sprint Capital Indenture, Section 311) The Guarantees will rank equally with all other unsecured and unsubordinated obligations of Sprint. The Guarantees provide that in the event of a default in payment of principal or any premium or interest on a Debt Security, the holder of the Debt Security may institute legal proceedings directly against Sprint to enforce the Guarantee without first proceeding against Sprint Capital. The Sprint Capital Indenture provides that Sprint may under certain circumstances assume all rights and obligations of Sprint Capital under the Sprint Capital Indenture with respect to a series of Debt Securities issued by Sprint Capital.

                 VALIDITY OF THE DEBT SECURITIES AND GUARANTEES

  The validity of the Debt Securities and the Guarantees will be passed upon for Sprint Capital and Sprint by Don A. Jensen, Esq., Vice President and Secretary of Sprint Capital and Sprint, and for any underwriters by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019. As of June 30, 1999, Mr. Jensen was the beneficial owner of approximately 66,500 shares of Sprint FON Common Stock and 17,900 shares of Sprint PCS Common Stock and had options to purchase in excess of 126,000 shares of Sprint FON Common Stock and in excess of 28,000 shares of Sprint PCS Common Stock.

                                    EXPERTS

  Ernst & Young LLP, independent auditors, have audited Sprint's consolidated financial statements and schedule and the combined financial statements and schedules of the FON Group and the PCS Group included in Sprint's Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their reports, which are incorporated by reference in this Prospectus and which, as to the years 1998 and 1997 for Sprint's consolidated financial statements and the years 1998, 1997 and 1996 for the combined financial statements of the PCS Group, are based in part on the report of Deloitte & Touche LLP, independent auditors. These financial statements and schedules are incorporated by reference in reliance on the reports, given on the authority of such firms as experts in accounting and auditing.

  The consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries and the related financial statement schedule have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, included in Sprint's Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                              PLAN OF DISTRIBUTION

   With respect to the offering of the Debt Securities, the following summary of the plan of distribution will be supplemented by a description of the offering, including the particular terms and conditions of the offering, set forth in the applicable Prospectus Supplement relating to the Debt Securities.

  Sprint and Sprint Capital may sell Debt Securities in any of three ways: (a) through underwriters or dealers; (b) directly to one or a limited number of institutional purchasers; or (c) through agents. Each Prospectus Supplement with respect to a series of Debt Securities will set forth the terms of the offering of the Debt Securities, including the name or names of any underwriters or agents, the price of the Debt Securities and the net proceeds to Sprint or Sprint Capital, as the case may be, from the sale, any underwriting discounts, commissions or other items constituting underwriters' or agents' compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Debt Securities may be listed.

  If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be offered to the public either through underwriting syndicates of investment banking firms represented by managing underwriters, or directly by one or more investment banking firms or others, as designated. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the Debt Securities offered if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Debt Securities may be sold directly by Sprint or Sprint Capital to one or more institutional purchasers, or through agents designated by Sprint or Sprint Capital from time to time. Any agent involved in the offer or sale of the Debt Securities will be named, and any commissions payable by Sprint or Sprint Capital, as the case may be, to the agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

  If so indicated in the applicable Prospectus Supplement, Sprint or Sprint Capital, as the case may be, will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the Debt Securities from Sprint or Sprint Capital, as the case may be, at the public offering price set forth in the Prospectus Supplement plus accrued interest, if any, pursuant to delayed delivery contracts providing for payment and delivery on one or more specified dates in the future. Institutions with which delayed delivery contracts may be made include commercial and saving banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the institutions must be approved by Sprint or Sprint Capital, as the case may be. Delayed delivery contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of these contracts.

  Agents, underwriters and dealers may be entitled under agreements entered into with Sprint or Sprint and Sprint Capital to indemnification by Sprint or Sprint and Sprint Capital against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect of such civil liabilities.

  Agents, underwriters and dealers may engage in transactions with or perform services for Sprint and Sprint Capital in the ordinary course of business.

  The Debt Securities will be new issues of Debt Securities with no established trading market. Underwriters and agents to whom Debt Securities are sold by Sprint or Sprint Capital for public offering and sale may make a market in the Debt Securities, but the underwriters and agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Debt Securities.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.*

       Registration Fee............................................. $1,112,000
       Printing Expense.............................................    250,000
       Fees and Expenses of Trustee.................................     12,000
       Accounting Fees and Expenses.................................    210,000
       Rating Agency Fees...........................................    377,750
       Legal Fees and Expenses......................................     35,000
       Blue Sky Fees and Legal Investment Fees and Expenses.........          0
       Miscellaneous................................................     23,250
                                                                     ----------
       Total........................................................ $2,020,000
                                                                     ==========

--------
* All expenses, other than the registration fee, are estimated.

Item 15. Indemnification of Directors and Officers.

  The Articles of Incorporation of Sprint Capital Corporation ("Sprint Capital") provide that the corporation shall indemnify its officers and directors to the fullest extent permitted by the General Corporation Law of Delaware.

  Consistent with Section 145 of the General Corporation Law of Delaware and
Section 17-6305 of the Kansas Statutes Annotated, respectively, Article Five,
Section 5.1 of the Bylaws of Sprint Capital and Article IV, Section 10 of the Bylaws of Sprint Corporation ("Sprint") provide that each corporation will indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement in connection with any action, suit or proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. With respect to a criminal action or proceeding, the director or officer must also have had no reasonable cause to believe his conduct was unlawful.

  Under Article Five, Section 5.7 of the Bylaws of Sprint Capital and Article IV, Section 10 of the Bylaws of Sprint, Sprint Capital and Sprint may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability arising out of his status as such, whether or not the corporation would have the power to indemnify such persons against liability. Sprint carries standard directors and officers liability coverage for its directors and officers and the directors and officers of its subsidiaries, including Sprint Capital. Subject to certain limitations and exclusions, the policies reimburse the corporation for liabilities indemnified under the Bylaws and indemnify the directors and officers against additional liabilities not indemnified under the Bylaws.

  Sprint has entered into indemnification agreements with its directors and officers. These agreements provide for the indemnification, to the full extent permitted by law, of expenses, judgments, fines, penalties and amounts paid in settlement incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding on account of service as a director, officer, employee or agent of Sprint. All of the directors and most of the officers of Sprint Capital are also officers of Sprint and therefore have such indemnification agreements.

  Reference is made to the indemnity agreements contained in the Underwriting Agreement relating to the Securities listed as Exhibit 1-A to the Registration Statement and in the Distribution Agreement listed as Exhibit 1-B to the Registration Statement.

Item 16. Exhibits and Financial Statement Schedules:

  (a) Exhibits

 Exhibit
 Number
 -------
   1-A   -- Form of Underwriting Agreement.
   1-B   -- Form of Distribution Agreement.*
   4-A   -- Indenture (including form of security) dated as of October 1, 1998, between Sprint Corporation and Bank One, N.A., as Trustee (filed as
           Exhibit 4(a) to Sprint Corporation Quarterly Report on Form 10-Q for
           the quarter ended September 30, 1998, and incorporated herein by reference).
   4-B   -- First Supplemental Indenture, dated as of January 15, 1999, between
           Sprint Corporation and Bank One, N.A., as Trustee (filed as Exhibit
           4(a) to Sprint Corporation Current Report on Form 8-K dated February
           2, 1999 and incorporated herein by reference).
   4-C   -- Indenture (including form of security) dated as of October 1, 1998, among Sprint Capital Corporation, Sprint Corporation and Bank One,
           N.A., as Trustee (filed as Exhibit 4(b) to Sprint Corporation
           Quarterly Report on Form 10-Q for the quarter ended September 30,
           1998, and incorporated herein by reference).
  4-D    -- First Supplemental Indenture, dated as of January 15, 1999, among
           Sprint Capital Corporation, Sprint Corporation and Bank One, N.A.,
           as Trustee (filed as Exhibit 4(b) to Sprint Corporation Current
           Report on Form 8-K dated February 2, 1999 and incorporated herein by reference).
   5     -- Opinion and Consent of Don A. Jensen, Esq.
  10     -- Five-Year Credit Agreement, dated as of August 7, 1998, among
           Sprint Corporation and Sprint Capital Corporation, as Borrowers, and
           the Initial Lenders Named Therein, as Initial Lenders, and Citibank,
           N.A., as Administrative Agent, and Morgan Guaranty Trust Company of
           New York, as Syndication Agent, and Bank of America National Trust
           and Savings Association and The Chase Manhattan Bank, as
           Documentation Agents (filed as Exhibit 10.24 to Sprint Corporation
           Registration Statement No. 333-64241 and incorporated herein by reference).
  12     -- Computation of Ratios of Earnings to Fixed Charges.
  23-A   -- Consent of Ernst & Young LLP.
  23-B   -- Consent of Deloitte & Touche LLP.
  23-C   -- Consent of Don A. Jensen, Esq. is contained in his Opinion filed as
           Exhibit 5.
  24     -- Powers of Attorney are contained on pages II-4 and II-6 of this
           Registration Statement.
  25     -- Statement of Eligibility on Form T-1 of Bank One, N.A., under
           Indenture dated as of October 1, 1998, between Sprint Corporation and Bank One, N.A., as Trustee, as amended, and under Indenture dated as of October 1, 1998, among Sprint Capital Corporation,
           Sprint Corporation and Bank One, N.A., as Trustee, as amended.

--------
* To be filed pursuant to amendment or pursuant to a report filed under the Securities Exchange Act of 1934.

Item 17. Undertakings.

  The undersigned Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant Sprint Corporation pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant Sprint Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 23rd day of July, 1999.

                                          SPRINT CORPORATION

                                                     /s/ W.T. Esrey
                                          By: ________________________________
                                           (W.T. Esrey, Chairman of the Board)

                               POWER OF ATTORNEY

  We, the undersigned officers and directors of Sprint Corporation, hereby severally constitute W.T. Esrey, R. T. LeMay, A.B. Krause and J.R. Devlin and each of them singly, our true and lawful attorneys-in-fact, with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement filed herewith and any and all amendments to said Registration Statement, and any registration statement in connection with this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Sprint Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto (or such registration statement filed pursuant to Rule 462(b)).

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----


            /s/ W.T. Esrey             Chairman of the Board and
______________________________________  Chief Executive Officer
             (W.T. Esrey)               (Principal Executive
                                        Officer)


           /s/ A.B. Krause             Executive Vice President--
______________________________________  Chief Financial Officer
            (A.B. Krause)               (Principal Financial
                                        Officer)

           /s/ J. P. Meyer             Senior Vice President and     July 23, 1999
______________________________________  Controller (Principal
            (J. P. Meyer)               Accounting Officer)

          /s/ DuBose Ausley            Director
______________________________________
           (DuBose Ausley)

         /s/ Warren L. Batts           Director
______________________________________
          (Warren L. Batts)

              Signature                          Title                   Date
              ---------                          -----                   ----


            /s/ Michel Bon             Director
______________________________________
             (Michel Bon)


        /s/ I.O. Hockaday, Jr.         Director
______________________________________
      (Irvine O. Hockaday, Jr.)

          /s/ Harold S. Hook           Director
______________________________________
           (Harold S. Hook)

         /s/ Ronald T. LeMay           Director
______________________________________
          (Ronald T. LeMay)

         /s/ Linda K. Lorimer          Director                      July 23, 1999
______________________________________
         (Linda Koch Lorimer)

         /s/ Charles E. Rice           Director
______________________________________
          (Charles E. Rice)

          /s/ Louis W. Smith           Director
______________________________________
           (Louis W. Smith)

                                       Director
______________________________________
             (Ron Sommer)

          /s/ Stewart Turley           Director
______________________________________
           (Stewart Turley)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas on the 23rd day of July, 1999.


                                          SPRINT CAPITAL CORPORATION


                                                    /s/ A.B. Krause
                                          By: _________________________________
                                                (A.B. Krause, President)

                               POWER OF ATTORNEY

  We, the undersigned officers and directors of Sprint Capital Corporation, hereby severally constitute G.M. Betts, D.A. Jensen, A.B. Krause and D.C. Piper and each of them singly, our true and lawful attorneys-in-fact, with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement filed herewith and any and all amendments to said Registration Statement, and any registration statement in connection with this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Sprint Capital Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto (or such registration statement filed pursuant to Rule 462(b)).

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

           Name                      Title                      Date


                           President and Chief
     /s/ A.B. Krause        Executive Officer and
-------------------------   Director (Principal
      (A.B. Krause)         Executive Officer)

      /s/ G.M. Betts       Senior Vice President and
-------------------------   Chief Financial Officer
       (G.M. Betts)         and Director (Principal
                            Financial Officer)

                                                            July 23, 1999
      /s/ J.P. Meyer       Senior Vice President and
-------------------------   Controller
       (J.P. Meyer)         (PrincipalAccounting
                            Officer)


    /s/ Don A. Jensen      Director
-------------------------
      (D. A. Jensen)